                                                                   EXHIBIT 3.6


                           CERTIFICATE OF DESIGNATION

                     OF PREFERENCES, RIGHTS AND LIMITATIONS

                                       OF

                            SERIES D PREFERRED STOCK

                                       OF

                             E.DIGITAL CORPORATION,

                             A DELAWARE CORPORATION

--------------------------------------------------------------------------------
                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
--------------------------------------------------------------------------------


     The  undersigned,  ALFRED  H.  FALK and RAN FURMAN, do hereby certify that:

          1. They are the Chief Executive Officer and Secretary, respectively, of E.DIGITAL CORPORATION, a Delaware corporation (the "CORPORATION").

          2. The Corporation is authorized to issue five million (5,000,000) shares of preferred stock.

          3.     The  following  resolutions  were  duly adopted by the Board of
Directors:

     WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of five million (5,000,000) shares, $.001 par value, issuable from time to time in one or more series;

     WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to established a series of authorized preferred stock having a par value of $.001 per share, which series shall be designated as "Series D Preferred Stock" and to fix the rights, preferences, restrictions and other matters relating to the such series of preferred stock as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby established a series of authorized preferred stock having a par value of $.001 per share, which series shall consist of two hundred fifty thousand (250,000) shares and be designated as "Series D Preferred Stock," and does hereby fix and determine the rights, references, restrictions and other matters relating to such series of preferred stock as follows:

          1.     DESIGNATION.  The  series  of  preferred stock shall consist of
                 -----------
two hundred fifty thousand (250,000) shares designated and known as "Series D Preferred Stock" (hereinafter referred to as "SERIES D PREFERRED STOCK"). The Corporation may issue fractional shares of Series D Preferred Stock. The Series D Preferred Stock shall have an initial issue price of Ten Dollars ($10.00) per share (the "ORIGINAL ISSUE PRICE"). The date on which any shares of Series D Preferred Stock are first issued is referred to herein as the "ORIGINAL ISSUE DATE."

          2.     VOTING  RIGHTS.
                 --------------

               (A)     VOTING.  With  respect to each matter submitted to a vote
                       ------
of stockholders of the Corporation, each holder of Series D Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series D Preferred Stock owned by such holder times fifty (50). If a holder is entitled to cast a vote with respect to a fractional share of Common

Stock, such fractional share shall be rounded up to the next whole number. The Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Series D Preferred Stock (i) authorize or create any additional class or series of stock ranking prior to or on a parity with the Series D Preferred Stock as to dividends or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Series D Preferred Stock.

               (B)     CLASS  VOTE.  Except  as  otherwise required by law or by
                       -----------
this Section 2, holders of Common Stock and Series D Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

          3.     DIVIDENDS.  The  holders  of  Series D Preferred Stock shall be
                 ---------
entitled to receive, out of any funds legally available therefor and the Corporation shall pay, dividends at the fixed rate of twelve percent (12%) per annum, payable in quarterly installments on the 1st day of September, December, March and June of each year. Such dividends shall accrue from the date of issuance of the shares of Series D Preferred Stock and shall be deemed to accrue from day to day whether or not earned and declared. Such dividends shall be payable before any dividends shall be paid, declared or set apart for any other class of stock, and shall be cumulative so that if for any dividend period such dividends are not paid or declared and set apart therefor, the deficiency shall be paid, in whole or in part (without interest), on the next succeeding dividend payment date on which the Corporation has any funds legally available therefor. Until any delinquency has been fully paid or declared and set apart for payment, no distribution, by dividend or otherwise, shall be paid on, declared or set apart for any other class of stock of the Corporation and no shares of any other class of stock shall be acquired, directly or indirectly, by redemption or otherwise, except for the repurchase by the Corporation of shares of Common Stock for an amount not in excess of the original sale price thereof pursuant to employee stock purchase agreements. Notwithstanding the foregoing, the Corporation, in its sole and absolute discretion, may pay such dividends through the issuance of (i) fully paid and non-assessable shares of Common Stock determined by dividing the accrued but unpaid dividend by the average closing bid price for the Common Stock for the 10 trading days immediately preceding the applicable dividend payment date or (ii) if available, fully paid and non-assessable shares of Series D Preferred Stock determined by dividing the accrued but unpaid dividend by.

          4.     RIGHTS  ON  LIQUIDATION.  On  any  voluntary  or  involuntary
                 -----------------------
liquidation, dissolution or winding up of the Corporation, the holders of the Series D Preferred Stock shall receive, out of assets legally available therefor, an amount equal to $10.00 per share, plus all accrued but unpaid dividends thereon (whether or not such dividends have been declared) to the date fixed for payment of such distributive amount, before any amount shall be paid to the holders of any other class of stock. In the event that the assets of the Corporation available for distribution to the holders of the Series D Preferred Stock are insufficient to permit full payment to the holders of such shares as herein provided, then such assets shall be distributed ratably among the outstanding shares of Series D Preferred Stock. In the event that the Corporation has additional assets available for distribution after payment to the holders of the Series D Preferred Stock as herein provided, such assets shall be distributed to holders of Common Stock.

          5.     CONVERSION.
                 ----------

               (A)     OPTIONAL  CONVERSION OF THE SERIES D PREFERRED STOCK.  At
                       ----------------------------------------------------
the election of each holder and upon compliance with the provisions of subparagraph (d) below as to surrender thereof, each share of Series D Preferred Stock may be converted into that number of fully paid and non-assessable shares of Common Stock of the Corporation (the "CONVERSION STOCK"), determined by dividing $10.00 per share plus a sum equal to all accrued but unpaid dividends by $0.20 (the "CONVERSION PRICE"). The conversion price shall be subject to adjustment as hereinafter provided. The ability to convert also shall be subject to the requirement that the aggregate conversion price of each individual conversion (the "AGGREGATE CONVERSION PRICE") shall equal or exceed $10,000 (the "CONVERSION MINIMUM").

               (B) AUTOMATIC CONVERSION. Each remaining outstanding share of
                   --------------------
Series D Preferred Stock shall be automatically converted into shares of Common Stock on December 31, 2007 in accordance with the provisions of subparagraph (a) hereof. Pursuant to this subparagraph (b), on the Conversion Date (as defined below), all outstanding shares of Series D Preferred Stock shall be converted into that number of shares of Common Stock as determined in accordance with subparagraph (a) hereof as if the conversion of such number of shares of Series D Preferred Stock were made by the holders thereof in accordance therewith without any further action on the part of such holders.


               (C) CONVERSION AT OPTION OF CORPORATION. If for any ten (10)
                   ------------------------------------
consecutive trading days the Market Price of the Corporation's Common Stock is at least sixty cents ($0.60) per share (as adjusted for stock splits, reorganizations, dividends, recapitalizations and the like), then at any time within ten (10) business days after the end of such ten (10) trading day period, the Corporation shall have the right to require the conversion of all outstanding shares of Series D Preferred Stock into shares of Common Stock in accordance with the provisions of subparagraph (a) hereof; provided, however, in the event that the Corporation elects to convert shares of Series D Preferred Stock to Common Stock pursuant to the terms of this subparagraph (c) prior to December 31, 2004, the Corporation shall only be able to require such conversion if a registration statement ("REGISTRATION STATEMENT") filed with the Securities and Exchange Commission ("SEC") is then effective. For purposes of this subparagraph (c), if on any date there shall be no reported closing bid price, the "MARKET PRICE" on such date shall be the closing bid price on the date next preceding such date on which a closing bid price for such security has been reported. Pursuant to this subparagraph (c), on the Conversion Date (as defined below), all outstanding shares of Series D Preferred Stock shall be converted into that number of shares of Common Stock as determined in accordance with subparagraph (a) hereof as if the conversion of such number of shares of Series D Preferred Stock were made by the holders thereof in accordance therewith without any further action on the part of such holders.


               (D)     DELIVERY OF STOCK CERTIFICATES.  The holder of any shares
                       ------------------------------
of Series D Preferred Stock may exercise the optional conversion right pursuant to subparagraph (a) above by delivering to the Corporation or its duly authorized transfer agent during regular business hours at the office of the Corporation the certificate or certificates for the shares of Series D Preferred Stock to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice (the "CONVERSION NOTICE") stating that such holder elects to convert such shares of Series D Preferred Stock and shall provide a certificate to the Corporation or its duly authorized transfer agent as to the date of such conversion. Upon the occurrence of an automatic conversion pursuant to subparagraph (b) above or conversion at the option of the Corporation pursuant to subparagraph (c) above, the Corporation shall deliver notice to each holder of Series D Preferred Stock and the holder of any shares of Series D Preferred Stock shall deliver to the Corporation at the office of the Corporation the certificate or certificates for all shares of Series D Preferred Stock then held by such holder, duly endorsed or assigned either in blank or to the Corporation (if requested by it). Conversion shall be deemed to have been effected (i) in the case of an optional conversion pursuant to subparagraph (a), on the date when the aforesaid delivery of the Conversion Notice is made if such day is a business day and otherwise on the business day following the date of the aforesaid delivery, (ii) in the case of an automatic conversion pursuant to subparagraph (b) on December 31, 2007, or
(iii) in the case of conversion at the option of the Corporation pursuant to subparagraph (c), upon the date of the notice, and in each case such date is referred to herein as the "CONVERSION DATE." As promptly as practicable thereafter, the Corporation, through its transfer agent, if any, shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below; provided, however, that in the case of a conversion in connection with liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a stock certificate representing shares of Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the stock certificate so surrendered for conversion, at the expense of the Corporation, a new stock certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered. Any transfer taxes applicable to the above-described transactions shall be paid by such transferee. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Preferred Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (E)     NO  FRACTIONAL  SHARES  OF  COMMON  STOCK.  No fractional shares of
             -----------------------------------------
Common Stock shall be issued upon conversion of shares of Series D Preferred Stock and in lieu thereof, the Corporation shall pay to the holder of such fractional share interest cash in respect of such fractional interest in an amount equal to the Market Price on the Conversion Date multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series D Preferred Stock shall receive, the total number of shares of Series D Preferred Stock surrendered for conversion by such holder shall be aggregated.

     (F)  CHANGES  IN  COMMON  STOCK.  If  any  capital  reorganization  or
          --------------------------
reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale, transfer or other disposition of all or substantially all of its assets to another corporation for cash or stock of such other corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series D Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon conversion of the Series D Preferred Stock, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series D Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Series D Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series D Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

     (G)  SALE  OF  SHARES  BELOW  CONVERSION  PRICE.
          ------------------------------------------

     (i) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subparagraph (g) to have issued or sold, Additional Shares of Common Stock (as defined in subparagraph (g)(iv) below), for an Effective Price (as defined in subparagraph (g)(iv) below) less than the then effective Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to such lesser price.

     (ii) For the purpose of making any adjustment required under this subparagraph (g), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation without deduction for any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subparagraph (g)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

     (iii)  For  the  purpose of the adjustment required under this subparagraph
(g), if the Corporation issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price, as hereinafter defined, shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.


     (iv) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this subparagraph (g), other than (A) shares of Common Stock issued upon conversion of the Series D Preferred Stock; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans, agreements or other arrangements that are approved by the Board of Directors; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date; (D) shares of Common Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;
(E) shares of Common Stock issued pursuant to any equipment leasing arrangement;
(F) shares of Common Stock issued pursuant to any debt financing from a bank or similar financial institution approved by the Board of Directors; (G) shares of Common Stock issued with the approval of the Board of Directors to customers or vendors of, or consultants or advisors to, the Corporation or to persons with similar commercial relationships with the Corporation; (H) shares of Common Stock issued pursuant to corporate partnering transactions on terms approved by the Board of Directors; and (I) up to 100,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations and the like) issued during any 180-day period commencing on or after the Original Issue Date and which are not otherwise excluded from the definition of Additional Shares of Common Stock pursuant to the foregoing provisions of this clause (iv). References to Common Stock in the subparagraphs of this clause (iv) above shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this subparagraph (g). The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this subparagraph (g), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this subparagraph (g), for such Additional Shares of Common Stock.

     (H)     STOCK  TO  BE  RESERVED.  The Corporation will at all times reserve
             -----------------------
and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series D Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series D Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Conversion Price. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation or agreement, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that, upon conversion of any of the Series D Preferred Stock, an amount equal to the lesser of (i) the par value of each share of

Common Stock outstanding immediately prior to such conversion, or (ii) the Conversion Price shall be credited to the Corporation's stated capital account for each share of Common Stock issued upon such conversion, and that, if clause
(i) above is applicable, the balance of the Conversion Price of Series D Preferred Stock converted shall be credited to the Corporation's capital surplus account.

     (I)  CLOSING  OF  BOOKS. The Corporation will at no time close its transfer
          ------------------
books against the transfer of any Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Series D Preferred Stock in any manner which interferes with the timely conversion of such Series D Preferred Stock.

     (J)  TAXES.  The  Corporation  shall  pay  all  documentary, stamp or other
          -----
transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series D Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Series D Preferred Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (K)  EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law,
         --------------------------
the shares of Series D Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations and in the Certificate of Incorporation.

     (L)  LIMITATION  ON  ISSUANCE  OF  CONVERSION  SHARES;  REDEMPTION.
          -------------------------------------------------------------
Notwithstanding anything herein to the contrary, a holder of Series D Preferred Stock may not convert shares of Series D Preferred Stock to the extent such conversion would result in the holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Series D Preferred Stock held by such holder after application of this Section. The holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which shares of Series D Preferred Stock are convertible shall be in the sole discretion of the holder. The provisions of this Section may be waived by a holder (but only as to itself and not to any other holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

          6.     NO  REDEMPTION.  The  Series  D  Preferred  Stock  shall not be
                 --------------
redeemable  by  the  Corporation.

     RESOLVED, FURTHER, that the Chief Executive Officer, the President or any Vice-President, and the Secretary or any Assistant Secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 23rd day of December, 2002.



                         ----------------------------------------------
                         ALFRED  H.  FALK,  Chief  Executive  Officer



                         ----------------------------------------------
                         RAN  FURMAN,  Secretary